                          CERTIFICATE OF INCORPORATION

                                       OF

                             A-CO. MERGER SUB, INC.

         FIRST: The name of the Corporation is A-Co. Merger Sub, Inc.
(hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of
New Castle. The name of its registered agent at that address is The Corporation
Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation
Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the
"GCL").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, each having a par value of $0.01.

         FIFTH: The name and mailing address of the Sole Incorporator is as follows:

     Name                                        Address
     ----                                        -------
Deborah Reusch                                   P.O. Box 636
                                                 Wilmington, DE  19899

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

         (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.
   Election of directors need not be by written ballot unless the By-Laws so provide.

         (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the
   Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this
   Certificate of Incorporation, and any By-Laws adopted by the stockholders;
   provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         SEVENTH: Meetings of stockholders may be held within or without the
State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of
Delaware at such place or places as may be designated from time to time by the
Board of Directors or in the By-Laws of the Corporation.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives;
provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this
Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                                       2

         The Corporation may, to the extent authorized from time to time by the
Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article NINTH to directors and officers of the Corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the
By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this
Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this
6th day of December, 2004.

                                     /s/ Deborah Reusch
                                     --------------------------------
                                     A-Co. Merger Sub, Inc.
                                     Deborah Reusch
                                     Sole Incorporator

                                       3

                              CERTIFICATE OF MERGER

                                       OF

                                AIRGATE PCS, INC.

                                      INTO

                             A-CO. MERGER SUB, INC.

                     Pursuant to Section 251 of the General
                    Corporation Law of the State of Delaware

                  A-Co. Merger Sub, Inc., a Delaware corporation, does hereby certify:

                  FIRST: The names and states of incorporation of the
constituent corporations to this merger are as follows:

                  A-Co. Merger Sub, Inc.    -    Delaware

                  AirGate PCS, Inc.         -    Delaware

                  SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251, and, with respect to A-Co. Merger Sub, Inc., by written consent of its sole stockholder in accordance with Section 228, of the
General Corporation Law of the State of Delaware.

                  THIRD: The name of the corporation surviving the merger is
A-Co. Merger Sub, Inc., which, pursuant to the merger, will be changed to
"AirGate PCS, Inc." Accordingly, Article FIRST of the A-Co. Merger Sub, Inc.'s
Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                         FIRST: The name of the corporation is AirGate PCS, Inc.
                  (hereinafter the "Corporation").

                  FOURTH: The Certificate of Incorporation of A-Co. Merger Sub,
Inc., as amended to reflect the name change set forth above, shall be the
Certificate of Incorporation of the surviving corporation.

                  FIFTH: The executed agreement of merger is on file at an
office of the Surviving Corporation, 5225 S. Loop 289, Suite 120, Lubbock, Texas
79424. A copy will be provided, upon request and without cost, to any stockholder of either constituent corporation.

                  SIXTH: This Certificate of Merger shall become effective at 5
p.m. on February 15, 2005.

                  IN WITNESS WHEREOF, A-Co. Merger Sub, Inc. has caused this
Certificate of Merger to be executed in its corporate name this 15th day of
February, 2005.

                                       A-CO. MERGER SUB, INC.

                                       By:   /s/ David E. Sharbutt
                                           ------------------------------------
                                       Name: David E. Sharbutt
                                       Title: President